UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  May 8, 2015

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2015, the board of directors of Sanchez Production Partners GP LLC (the “General Partner”), the general partner of Sanchez Production Partners LP (the “Partnership”), elected Patricio S. Sanchez as Chief Operating Officer of the General Partner.  Mr. Sanchez, age 34, has served as co-president of Sanchez Oil & Gas Corporation (“SOG”), a manager of oil and natural gas properties on behalf of its related companies, since June 2014 and prior to that from April 2010 to June 2014 as Executive Vice President.  Mr. Sanchez has also been the managing member of Santerra Holdings, LLC, an oil and gas exploration and production company, since February 2012.

On May 8, 2015, the board of directors of the General Partner also elected Kirsten A. Hink as Chief Accounting Officer of the General Partner.  Mrs. Hink, age 48, has served as Senior Vice President and Chief Accountant Officer of Sanchez Energy Corporation (“SN”), an independent exploration and production company, since January 2015, and she had previously served as SN’s Vice President and Principal Accounting Officer since March 2012. Prior to joining SN, Mrs. Hink served as the Controller of Vanguard Natural Resources, LLC, an oil and gas exploration and production company, from January 2011 to February 2012, where she oversaw the company's financial reporting and accounting. From January 2010 to December 2010, she served as Assistant Controller of Mariner Energy, Inc. (“Mariner”), an independent oil and gas company, where she managed revenue and production reporting and assisted with financial and bankruptcy reporting for the Edge Petroleum Corporation (“Edge”) properties that were acquired by Mariner. She served as the Chief Accounting Officer for Edge from July 2008 through December 2009 and the Vice President and Controller for Edge from October 2003 through July 2008, where she oversaw the preparation of Edge’s financial statements. Prior to that time, she served as Controller of Edge from December 31, 2000 to October 2003 and Assistant Controller of Edge from June 2000 to December 2000. Edge filed for Chapter 11 bankruptcy protection in October 2009. Mrs. Hink is a Certified Public Accountant in the State of Texas.

The Partnership will not directly compensate Mr. Sanchez and Mrs. Hink, who are employees of SOG, for their services provided to the Partnership.  The allocated portion of their compensation (the amount of which is established by SOG) attributable to services provided to the Partnership will be reimbursed as an expense pursuant to the previously-disclosed services agreement with the Partnership pursuant to which SP Holdings, LLC provides services that the Partnership requires to operate its business.

On May 8, 2015, the sole member of the General Partner elected Eduardo Sanchez and Patricio Sanchez as members of the board of directors of the General Partner, effective as of June 30, 2015.  Eduardo Sanchez, age 36, has served as President and Chief Executive Officer of Sanchez Resources, LLC (“SR”), a privately held oil and gas exploration and production company since 2010. SR holds and operates properties throughout Louisiana and Mississippi, including a substantial position in the core of the Tuscaloosa Marine Shale. As a non-management director, Eduardo Sanchez will be entitled to the same compensation as other members of the board of directors of the General Partner.

On May 8, 2015, the board of directors of the General Partner also elected Antonio R. Sanchez, III as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP By: Sanchez Production Partners GP LLC, its general partner

Date: May 14, 2015	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer and Secretary